Exhibit 10.34

SUMMARY OF ANNUAL CASH INCENTIVE BONUS AWARDS,

LONG-TERM PERFORMANCE AWARDS, STOCK OPTIONS AND RESTRICTED COMMON

SHARES GRANTED IN FISCAL 2026 FOR NAMED EXECUTIVE OFFICERS

OF WORTHINGTON ENTERPRISES, INC.

Annual Cash Incentive Bonus Awards Granted In Fiscal 2026

The table below sets forth the annual cash incentive bonus awards granted to the following current executive officers of Worthington Enterprises, Inc. (the “Registrant”) who either are named executive officers in the Registrant’s Proxy Statement for the 2024 Annual Meeting of Shareholders held on September 24, 2024 and/or will be named executive officers in the Registrant’s Proxy Statement for its 2025 Annual Meeting of Shareholders to be held on September 23, 2025 (“NEOs”), which awards were made under the Worthington Enterprises, Inc. Annual Incentive Plan for Executives for the 12-month performance period ending May 31, 2026 (“fiscal 2026”):

Name	Annual Cash Incentive Bonus Awards for Fiscal Year Performance Period Ending May 31, 2026 (1)
	Threshold ($)	Target ($)	Maximum ($)
Joseph B. Hayek	480,000	960,000	1,920,000
Colin J. Souza	157,500	315,000	630,000
Patrick J. Kennedy	191,250	382,500	765,000
Steven M. Caravati	195,750	391,500	783,000
James R. Bowes	156,000	312,000	624,000

(1)
(1) Payouts may be earned under these awards are generally tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, all of whom except Mr. Caravati and Mr. Bowes are Corporate executives, the performance measures are Corporate ROA and Corporate Adjusted EBITDA, with each carrying a 50% weighting. For Mr. Caravati, a Consumer Products segment executive, and Mr. Bowes, a Building Products segment executive, the performance measures and their weightings are: Corporate Adjusted EBITDA, 20%; segment Adjusted EBITDA, 50%; and segment ROA, 30%. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains and losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If performance falls between threshold and target or between target and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the bonus opportunities granted in fiscal 2025.

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2026

The following table sets forth the long-term performance awards (consisting of long-term cash performance awards and long-term performance share awards) for the three-fiscal-year period ending May 31, 2028 and restricted common share awards granted to the NEOs in fiscal 2026.

Name	Long-Term Cash Performance Awards for Three-Fiscal-Year Period Ending May 31, 2028 (1)			Long-Term Performance Share Awards for Three-Fiscal-Year Period Ending May 31, 2028 (1)			Option Awards: Number of Underlying Common Shares (#) (2)	Exercise Price of Option Awards ($/Share) (2)	Restricted Common Share Awards (#) (3)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
Joseph B. Hayek	600,000	1,200,000	2,400,000	7,365	14,730	29,460	0	N/A	14,730
Colin J. Souza	86,000	172,000	344,000	1,055	2,110	4,220	0	N/A	2,110
Patrick J. Kennedy	125,000	250,000	500,000	1,530	3,060	6,120	0	NA	3,060
Steven M. Caravati	106,500	213,000	426,000	1,300	2,600	5,200	0	N/A	2.600
James R. Bowes	80,000	160,000	320,000	985	1,970	3,940	0	N/A	1,970

(1)
These columns show the potential payouts under the long-term cash performance awards and the long-term performance share awards granted to each NEO, for the fiscal 2026 through fiscal 2028 performance period. Payouts of the awards are tied to achieving specified levels (threshold, target and maximum) of performance measures for the performance period. For the NEOs, all of whom except Mr. Caravati and Mr. Bowes are Corporate executives, the performance measures are cumulative Corporate ROA for the performance period and Corporate Adjusted EBITDA growth over the performance period, with each performance measure carrying a 50% weighting. For Mr. Caravati, a Consumer Products segment executive, and Mr. Bowes, a Building Products segment executive, the performance measures and their weightings are: cumulative Corporate ROA, 25%; Corporate Adjusted EBITDA growth, 25%; and business segment Adjusted EBITDA, 50%. For all calculations, restructuring charges and other selected items are to be excluded, and results will be adjusted to eliminate the impact of inventory holding gains or losses. If threshold levels are not reached for any performance measure, no portion of the award will be paid for that measure. If the performance levels fall between threshold and target or between target and maximum, the award will be linearly pro-rated. The remaining terms of these awards are materially consistent with the terms of the same award types granted in fiscal 2025, as will be described in the Registrant’s 2025 Proxy Statement.
(2)
In fiscal 2026, no Stock Options were awarded.
(3)
These annual time-vested restricted common share awards were granted effective June 26, 2025 under the 2024 Long-Term Incentive Plan and will generally cliff vest three years after the grant date.